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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-24915) of BRE Properties, Inc. and in the related Prospectus of our report dated September 11, 1997, with respect to the combined statement of gross income and direct operating expenses of certain Trammell Crow Residential multifamily properties for the year ended December 31, 1996, included in this Current Report on Form 8-K.


                                        /s/  Ernst Young LLP

November 20, 1997

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